EXHIBIT 10.16

Amendment No. 1 to the

Cue Biopharma, Inc. 2016 Omnibus Equity Incentive Plan

This Amendment No. 1 (“Amendment”), dated May 17, 2019, of the 2016 Omnibus Equity Incentive Plan, as amended (the “Existing Plan”; as amended hereby, the “Plan”), of Cue Biopharma, Inc., a Delaware corporation (the “Company”), is made and adopted by the Company, subject to approval of the stockholders of the Company.

Statement of Purpose

The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on March 23, 2016 and approved by our stockholders on May 8, 2016, initially becoming effective on such date. The 2016 Plan was amended and restated by the Board on August 12, 2017 and approved by the Company’s stockholders on December 7, 2017. The Board may amend the Existing Plan at any time, pursuant to and subject to Section 5.2 of the Existing Plan, contingent on approval by the stockholders of the Company, if stockholder approval is required by applicable law or applicable securities exchange listing requirements. The Board has determined that it is advisable and in the best interest of the Company to amend the Existing Plan to increase the number of shares of the Company’s common stock, par value $0.001, authorized for issuance under the Existing Plan as “incentive stock options” within the meaning of Internal Revenue Code (the “Code”) Section 422 (“ISOs”) by 2,498,043 shares, and to make the other changes to the Existing Plan described in this Amendment.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1.       Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.       Amendment of Section 4.3.1 of Existing Plan. Section 4.3.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:

“4.3.1       Incentive Stock Options

Subject to adjustment under Section 14, 5,300,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options (the “ISO Limit”), effective as of May 17, 2019, subject to stockholder approval; provided, however, that on the first day of each fiscal year of the Company during the period beginning in fiscal year 2020 and ending on the second day of fiscal year 2027, the ISO Limit shall be increased by a number of Shares equal to any increase of the total number of Shares authorized to be issued under the Plan pursuant to Section 4.1 hereof; provided, further, that in no event shall the ISO Limit be greater than 20,000,000 Shares.”

3.       Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

Effective this 17th day of May 2019.